DREYFUS FOUNDERS FUNDS, INC.
                            SHAREHOLDER SERVICES PLAN


      INTRODUCTION: Dreyfus Founders Funds, Inc. (the "Fund") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of capital stock in separate series, with each series representing interests in a separate portfolio of securities and other assets. The Fund has adopted this Shareholder Services Plan (the "Plan") under which the Fund will pay the Fund's distributor (the "Distributor") for providing services to shareholders of each series of the Fund, and each class of shares of each series, set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Class"). The Distributor is permitted to pay certain financial institutions, securities dealers and other industry professionals (collectively, "Service Agents") in respect of these services. The Plan is not to be adopted pursuant to Rule 12b-1 under the Act, and the fee under the Plan is intended to be a "service fee" as defined under the Conduct Rules of the National Association of Securities Dealers, Inc.

      THE PLAN:  The Plan is as follows:

      1. The Fund shall pay to the Distributor a fee at the annual rate set forth on Exhibit A in respect of the provision of personal services to shareholders and/or the maintenance of shareholder accounts. The Distributor shall determine the amounts to be paid to Service Agents and the basis on which such payments will be made. Payments to a Service Agent are subject to compliance by the Service Agent with the terms of any related Plan agreement between the Service Agent and the Distributor.

      2. For the purpose of determining the fees payable under this Plan, the value of the Fund's net assets attributable to each Class shall be computed in the manner specified in the Fund's charter documents, prospectus and statement of additional information as then in effect for the computation of the Fund's net assets attributable to such Class.

      3. The Board shall be provided, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purpose for which the amounts were expended.

      4. As to each Class, this Plan will become effective at such time as is specified by the Fund's Board, provided that the Plan is approved with respect to such Class by a majority of the Board members, including a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

      5. As to each Class, this Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 4 hereof.


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      6. As to each  Class,  this Plan may be  amended at any time by the Board, provided that any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph 4 hereof.

      7. As to each Class, this Plan is terminable without penalty at any time by vote of a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan.

Dated:  December 31, 1999














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

                                    EXHIBIT A


                                                           Fee as a
                                                         percentage of
                                                         average daily
Names of Series and Classes                                net assets
---------------------------                              -------------

Dreyfus Founders Balanced Fund
------------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders Discovery Fund
-------------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders Focus Fund
---------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders Growth Fund
----------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders Growth and Income Fund
---------------------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders International Equity Fund
------------------------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders Mid-Cap Growth Fund
------------------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders Passport Fund
------------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%

Dreyfus Founders Worldwide Growth Fund
--------------------------------------
Class A Shares                                              0.25%
Class B Shares                                              0.25%
Class C Shares                                              0.25%
Class T Shares                                              0.25%























                                       A-2